Exhibit 2.2

AMENDMENT TO AGREEMENT AND PLAN

OF MERGER AND REORGANIZATION

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”) is made as of October 16, 2006 by and between ST. BERNARD SOFTWARE, INC., a Delaware corporation (“Parent”); AGAVEONE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); SINGLEFIN ACQUISITION, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“LLC”); AGAVEONE, INC., a Nevada corporation dba Singlefin (the “Company”); and Jake Jacoby (“Jacoby” or the “Designated Officer”).

WHEREAS, Parent, Merger Sub, LLC, the Company and Jacoby entered into that certain Agreement and Plan of Merger and Reorganization dated as of October 3, 2006 (the “Merger Agreement”) (capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), the Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent, and the stockholders of the Company will become stockholders of Parent, and (ii) the Company, as the surviving corporation in the Merger, will merge with and into LLC (the “LLC Merger”), and LLC will be the surviving entity in the LLC Merger.

WHEREAS, Parent, Merger Sub, LLC, the Company and Jacoby each desire to amend the Merger Agreement in accordance with Section 10.13 of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

AMENDMENT

1. Amendments of the Merger Agreement.

1.1 Section 9.1(a) of the Merger Agreement, which sets forth the survival of the representations and warranties made by the Company and the Designated Officer in Section 2, is hereby amended by deleting the words “on the first anniversary of the Closing Date” that appear in the second line of Section 9.1(a) and replacing such words with “eighteen (18) months after the Closing Date (the “Termination Date”)”. Additionally, the words “the first anniversary of” which appear twice in Section 9.1(a) on lines three and nine, should be replaced with the words “Termination Date”. In its entirety, Section 9.1(a) as amended should read as follows:

“Solely for the purposes of Section 9.2, the representations and warranties made by the Company and the Designated Officer in Section 2 shall survive the Closing and shall expire eighteen (18) months after the Closing Date (the “Termination Date”); provided, however, that if, at any time prior to the Termination Date, any Indemnitee (acting in good faith) delivers to Jacoby a written notice alleging the existence of an inaccuracy in or a breach of any of the

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representations and warranties made by the Company and the Designated Officer (and setting forth in reasonable detail the basis for such Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.”

1.2 Section 1.11 of the Merger Agreement, which discusses the LLC Merger, is hereby amended by adding the sentence “Parent shall also cause LLC to file with the Secretary of State of the State of Nevada a properly executed articles of merger for the LLC Merger (the “LLC Articles of Merger”) conforming to the requirements of the Nevada Revised Statutes.” This sentence should be added directly after the first sentence of the Section ending “DGCL.” Furthermore, the phrase “and the LLC Articles of Merger is filed with the Secretary of State of the State of Nevada” should be added to the end of the last sentence of the Section. In its entirety, Section 1.11 should read as follows:

“Immediately following the Effective Time, without condition, Parent shall cause LLC to file with the Secretary of State of the State of Delaware a properly executed certificate of merger for the LLC Merger (the “LLC Certificate of Merger”) conforming to the requirements of the DGCL. Parent shall also cause LLC to file with the Secretary of State of the State of Nevada a properly executed articles of merger for the LLC Merger (the “LLC Articles of Merger”) conforming to the requirements of the Nevada Revised Statutes. The LLC Merger shall become effective at the time the LLC Certificate of Merger is filed with the Secretary of State of the State of Delaware and the LLC Articles of Merger is filed with the Secretary of State of the State of Nevada.”

1.3 Section 6.5(c) of the Merger Agreement is hereby amended by deleting the words “Section 5.7(a)” and replacing them with the words “Section 5.6(a)”. In its entirety, Section 6.5(c) should read as follows:

“the statement referred to in Section 5.6(a), executed by the Company;”

1.4 Section 1.14 of the Merger Agreement, which discusses the Working Capital Adjustment, is hereby amended by deleting the number “759,741” that appears in the first sentence of the Section and replacing it with the number “1,334,047”. The first sentence of Section 1.14 should read as follows:

“The Merger Consideration is premised upon the Company having as of the Closing and delivering to Parent a Working Capital Deficit of $1,334,047 (the “Company Working Capital Deficit”).”

2. No Other Amendment. Except as modified by this Amendment, the Merger Agreement shall remain in full force and effect without any modification. By executing this Amendment below, Parent, Merger Sub, LLC, the Company and Jacoby each certify that this Amendment has been executed and delivered in compliance with the terms of Section 10.13 of the Merger Agreement. Upon any termination of the Merger Agreement pursuant to the terms of Section 8.1 thereof, this Amendment shall be cancelled and shall be of no further force or effect.

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3. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

4. Benefits of this Amendment. Nothing in this Amendment shall be construed to give to any Person other than Parent, Merger Sub, LLC, the Company and Jacoby any legal or equitable right, remedy or claim under this Amendment, but this Amendment shall be for the sole and exclusive benefit of Parent, Merger Sub, LLC, the Company and Jacoby.

5. Effect of Amendment. In the event of a conflict between this Amendment and the Merger Agreement and the exhibits thereto, this Amendment shall govern.

6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect.

7. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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The parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

ST. BERNARD SOFTWARE, INC.,
a Delaware corporation

By:	/s/ Vince Rossi

AGAVEONE ACQUISITION CORP., a Delaware corporation

By:	/s/ Vince Rossi

SINGLEFIN ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Vince Rossi

AGAVEONE, INC. a Nevada corporation

By:	/s/ Jake Jacoby

JAKE JACOBY

By:	/s/ Jake Jacoby

[SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]